UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

INDIVIOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37835	41-2520873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike, Suite 125
North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 804-379-1040

Indivior PLC

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value per share	INDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Completion of U.S. Domestication

Indivior Pharmaceuticals, Inc., a Delaware corporation (“Indivior U.S.”), has become the ultimate parent company of Indivior PLC, a public company limited by shares incorporated under the laws of England and Wales (“Indivior U.K.”) and its subsidiaries pursuant to a court-approved scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Scheme of Arrangement”) as part of Indivior U.K.’s previously announced intention to change its corporate domicile to the United States (the “U.S. Domestication”). Pursuant to the Scheme of Arrangement, each ordinary share in the capital of Indivior U.K. was cancelled. In consideration for this cancellation, each shareholder received one share of common stock, par value $0.001 per share, of Indivior U.S. for every ordinary share they previously held in Indivior U.K. After the delivery of the order of the High Court of Justice in England and Wales sanctioning the Scheme of Arrangement to the Registrar of Companies in England and Wales, and the close of market trading on January 23, 2026, the Scheme of Arrangement became effective and binding on all shareholders of Indivior U.K., and Indivior U.K. became a wholly-owned subsidiary of Indivior U.S., thereby completing the U.S. Domestication.

Prior to the U.S. Domestication, the ordinary shares of Indivior U.K. were listed on the Nasdaq Global Select Market (“Nasdaq”) and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The issuance of shares of common stock of Indivior U.S. pursuant to the Scheme of Arrangement was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). Further, pursuant to Rule 12g-3(a) under the Exchange Act, Indivior U.S. is the successor issuer to Indivior U.K. and Indivior U.S.’s common stock is therefore deemed to be registered under Section 12(b) of the Exchange Act. Indivior U.S. hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Indivior U.K.’s ordinary shares ceased trading prior to the open of trading on January 26, 2026, and Indivior U.K. requested that Nasdaq formally delist the Indivior U.K. ordinary shares. Indivior U.S.’s common stock will begin trading on Nasdaq at the start of trading on January 26, 2026 and will trade under the symbol “INDV,” which is the same symbol under which Indivior U.K. ordinary shares previously traded. The CUSIP number for Indivior U.S.’s common stock is 45579U109.

Please refer to the scheme circular and notice of extraordinary general meeting of Indivior U.K., furnished on Form 8-K by Indivior U.K. to the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2025, for additional information about the U.S. Domestication.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Amendment to Note Purchase Agreement

Effective January 26, 2026, following the effectiveness of the U.S. Domestication, RBP Global Holdings Limited, Piper Sandler Finance LLC, as Administrative Agent and the lenders from time to time party thereto entered into that certain First Amendment to Note Purchase Agreement with respect to the Note Purchase Agreement, dated as of November 4, 2024 (the “Note Purchase Agreement”), by and among RBP Global Holdings Limited, Indivior Global Holdings Limited, Piper Sandler Finance LLC, as Administrative Agent and the lenders from time to time party thereto (the “First Amendment”). The First Amendment reflects that the financial statements, financial position, results of operation, cash flows and other financial matters now will be reported by Indivior U.S. rather than Indivior U.K., and makes certain other changes to the Note Purchase Agreement. The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is included as Exhibit 99.1, and the conformed copy of the Note Purchase Agreement, as amended by the First Amendment, a copy of which is included as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

Effective upon the consummation of the U.S. Domestication, Indivior U.S. authorized the entry into indemnification agreements (the “Indemnification Agreements”) with each of Indivior U.S.’s directors and executive officers. The Indemnification Agreements provide for indemnification of the directors and executive officers of Indivior U.S. to the fullest extent permitted under Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or executive officer on behalf of Indivior U.S. In addition, the Indemnification Agreements provide that, to the extent not prohibited by applicable law, Indivior U.S. shall pay the expenses, including attorneys’ fees, incurred by a director or executive officer of Indivior U.S., in defending any action, suit or proceeding in advance of its final disposition and the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by Indivior U.S. The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the form of the Indemnification Agreement, which is filed as Exhibit 10.2, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Note Purchase Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with the completion of the U.S. Domestication, the directors of Indivior U.K. immediately prior to the completion of the U.S. Domestication became the directors of Indivior U.S. In addition, following completion of the U.S. Domestication, Indivior U.S. replicated the structure of the committees of the board of directors that previously were in place for Indivior U.K. Membership of the Indivior U.S. board of directors and committees of the Indivior U.S. board of directors following the completion of the U.S. Domestication is as set forth in the first table below.

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Compliance and Ethics Committee	Science Committee
Dr. David Wheadon		x			x
Joe Ciaffoni
Dr. Keith Humphreys				x	Chair
Tony Kingsley	x	x
Daniel Ninivaggi		x	Chair
Barbara Ryan	x	Chair	x
Mark Stejbach	x			Chair	x
Juliet Thompson	Chair		x	x

Executive Officers

The executive officers of Indivior U.S. are set forth in the table below. Additional information regarding Indivior U.S.’s directors, executive officers and committee members was included in Indivior U.K.’s annual report on Form 10-K filed on March 3, 2025 under Item 10, “Directors, Executive Officers, and Corporate Governance” and is incorporated herein by reference.

Officer Name	Title
Joe Ciaffoni	Chief Executive Officer
Patrick Barry	Chief Commercial Officer
Ryan Preblick	Chief Financial Officer
Jeffrey Burris	Chief Legal Officer
Christian Heidbreder	Chief Scientific Officer

Equity Plans

Existing Plans

Upon the completion of the U.S. Domestication, Indivior U.S. assumed the following equity incentive plans and awards thereunder: the Indivior Long-Term Incentive Plan (the “LTIP”); the Indivior 2024 Long-Term Incentive Plan (the “2024 LTIP”); the Indivior Group Deferred Bonus Plan 2018 (the “DBP”); the Indivior PLC U.S. Employee Stock Purchase Plan (the “ESPP”); the Indivior U.K. Savings Related Share Option Plan (the “2014 Savings Plan”); and the Indivior 2024 U.K. Savings Related Share Option Plan (the “2024 Savings Plan”) (collectively, the “Existing Plans”). In connection with its assumption of the Existing Plans, Indivior U.S. adopted an omnibus amendment to the Existing Plans (other than the 2024 Savings Plan and the ESPP) (the “Omnibus Amendment”) and amended and restated each of the 2024 Savings Plan (the “A&R 2024 Savings Plan”) and the ESPP (the “A&R ESPP”) in each case to reflect the assumption and changes in applicable law, and to provide for the securities to be issuable in connection with assumed equity awards to be shares of Indivior U.S. common stock instead of Indivior U.K. ordinary shares. The Omnibus Amendment, the A&R 2024 Savings Plan and the A&R ESPP are filed as Exhibits 10.3 through 10.5 hereto and incorporated herein by reference.

Omnibus Equity Plan

Indivior U.S. adopted the Indivior U.S. 2026 Omnibus Equity Incentive Plan (the “2026 Plan”) effective upon the completion of the U.S. Domestication. The material terms of the 2026 Plan are summarized below. The summary does not contain all information about the 2026 Plan. This summary is qualified in its entirety by reference to, and should be read together with, the full text of the 2026 Plan, which is attached hereto as Exhibit 10.6.

The maximum number of shares reserved for issuance pursuant to awards that may be granted under the 2026 Plan is equal to the sum of (i) 17,500,000 (inclusive of any awards made pursuant to any sub-plan of the 2026 Plan) and (ii) any shares that are subject to awards under the LTIP, the 2024 LTIP or the DBP that are forfeited or lapse unexercised following the effective date of the 2026 Plan. The maximum number of shares that may be delivered upon the exercise of incentive stock options will be equal to 17,500,000 (the “ISO Limit”). The shares covered by the 2026 Plan may be authorized but unissued shares, treasury shares or shares reacquired by Indivior U.S. in any manner or any combination of the foregoing.

The sum of the grant date fair value of equity-based awards and the amount of any cash compensation granted or paid, as applicable, to a non-employee director in any fiscal year will not exceed $1,000,000.

The compensation committee of the Indivior U.S. board of directors (the “Compensation Committee”) (or a subcommittee thereof or such other committee of the Indivior U.S. board of directors as may be designated by the Indivior U.S. board of directors) will administer the 2026 Plan and any sub-plans. The Indivior U.S. board of directors may, in its discretion, administer the 2026 Plan or any sub-plan with respect to awards granted to non-employee directors. The 2026 Plan provides that the Compensation Committee may from time to time delegate (i) its authority to grant awards or (ii) the authority (including a power to sub-delegate) to perform specified functions under the 2026 Plan to one or more members of the Indivior U.S. board of directors or one or more officers or employees of Indivior U.S. or an affiliate, provided that no officer will be delegated such authority to grant awards to individuals who are subject to Section 16 of the Exchange Act or to officers or directors who have been delegated the authority to grant or amend awards under the 2026 Plan.

The 2026 Plan provides that awards may be granted to any director, officer, employee or consultant of Indivior U.S. or any of its subsidiaries (including any prospective director, officer, employee or consultant to the extent permitted in accordance with Form S-8 under the Exchange Act). The Compensation Committee determines which of such directors, officers, employees and consultants will be granted awards. No person is entitled to participate in the 2026 Plan as a matter of right. Only those directors, officers, employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2026 Plan. The 2026 Plan provides that the Compensation Committee may grant or issue stock options (including incentive stock options), stock appreciation rights, restricted shares, restricted stock units, cash incentive awards and other equity-based or equity-related awards, or any combination thereof.

In the event that a change in control of Indivior U.S. occurs and the surviving entity or successor corporation in such change in control does not assume or substitute outstanding awards (or any portion thereof) granted under the 2026 Plan, then, unless the Compensation Committee determines otherwise, such awards will fully vest and become fully exercisable, as applicable, as of immediately prior to such change in control, with performance-based awards vesting at either target level, which may be pro-rated, or actual achievement, as determined by the Compensation Committee. In addition, the Compensation Committee may, in its sole discretion, upon or in anticipation of a change in control, terminate outstanding awards after giving the participant an opportunity to exercise the awards or terminate the awards for no consideration if the awards have no value (as determined by the Compensation Committee in its sole discretion).

In the event of any extraordinary dividend, extraordinary distribution, recapitalization, rights offering, share split, reverse share split, split-up or spin-off, the 2026 Plan provides that the Compensation Committee will make equitable adjustments as the Compensation Committee determines appropriate. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of shares or other securities of Indivior U.S., issuance of warrants or other rights to purchase shares or other securities of Indivior U.S. or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event, the 2026 Plan provides that the Compensation Committee may make any equitable adjustment described under the preceding sentence and may also provide that (i) outstanding awards will be cancelled in exchange for a cash payment (or no payment in the case of out-of-the-money options and SARs) and (ii) options and SARs will expire if not exercised prior to a specified date.

The 2026 Plan provides that, subject to applicable law, the Indivior U.S. board of directors may amend, modify, or terminate the 2026 Plan at any time, except that no amendment or termination may, without the consent of the affected participant, materially and adversely affect any rights of such participant with respect to a previously granted award unless otherwise provided in the applicable award agreement. The 2026 Plan will generally require Indivior U.S. to obtain stockholder approval for any amendment that would (other than in connection with certain corporate events, as described above): increase the Share Limit and ISO Limit under the 2026 Plan; expand the class of employees or other individuals eligible to participate in the 2026 Plan; extend the expiration date of the 2026 Plan; or allow for the repricing of options or stock appreciation rights.

The 2026 Plan will expire on, and no award will be granted pursuant to the 2026 Plan after, the tenth anniversary of the date prior to the date of the U.S. Domestication; provided that the 2026 Plan will remain in effect past such date solely for the purposes of administering previously granted awards that remain outstanding. Any award outstanding on the expiration date of the 2026 Plan will remain in force according to the terms of the 2026 Plan and the applicable award agreement.

Non-Employee Director Compensation Policy

In connection with the completion of the U.S. Domestication, each non-employee director of Indivior U.S. will be eligible to receive compensation under the Indivior U.S. Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy supersedes any prior cash and/or equity compensation arrangements for service as a non-employee director of Indivior U.S. or any of its subsidiaries.

Under the Director Compensation Policy, each non-employee director of Indivior U.S. is entitled to receive annual retainers based on positions served on the Indivior U.S. board of directors as follows:

Position	Annual Cash Retainer
Chairperson of the Board of Directors	$100,000
Member of the Board of Directors (other than Chairperson)	$75,000
Chairperson of the Audit Committee	$30,000
Chairperson of the Compensation Committee	$30,000
Chairperson of the Nominating and Corporate Governance Committee	$20,000
Chairperson of the Science Committee	$20,000
Chairperson of the Compliance and Ethics Committee	$20,000
Member of the Audit Committee (other than Chairperson)	$15,000
Member of the Compensation Committee (other than Chairperson)	$15,000
Member of the Nominating and Corporate Governance Committee (other than Chairperson)	$10,000
Member of the Science Committee (other than Chairperson)	$10,000
Member of the Compliance and Ethics Committee (other than Chairperson)	$10,000

Annual retainers are cumulative and paid to the non-employee directors quarterly in arrears.

The Director Compensation Policy also provides that (i) on the date of any annual meeting of Indivior U.S.’s stockholders, each eligible non-employee director will be granted an award of restricted stock units with a grant date fair value of $250,000, (ii) each non-employee director serving upon the completion of the U.S. Domestication will be granted (on the first date of effectiveness of Indivior U.S.’s first registration statement on Form S-8 with respect to the 2026 Plan) an award of restricted stock units with a grant date fair value of $125,000, and (iii) non-employee directors who are appointed after the effectiveness of the U.S. Domestication and prior to the date of the first annual meeting or between annual meetings will receive prorated awards of restricted stock units. For the Chairperson, (i) on the date of any annual meeting of Indivior U.S.’s stockholders, the Chairperson will be granted an award of restricted stock units with a grant date fair value of $400,000, and (ii) the Chairperson serving upon the completion of the U.S. Domestication will be granted (on the first date of effectiveness of Indivior U.S.’s first registration statement on Form S-8 with respect to the 2026 Plan) an award of restricted stock units with a grant date fair value of $200,000. Each such restricted stock unit grant will be eligible to vest in full on the earlier of the first anniversary of the date of grant, the day immediately preceding the subsequent annual meeting of Indivior U.S. stockholders and immediately prior to the occurrence of a “change in control” (as defined in the 2026 Plan), in each case subject to the applicable non-employee director’s continued service through the applicable vesting date; provided that, notwithstanding the foregoing, each such restricted stock grant will earlier vest upon a non-employee director’s termination of service due to death or disability. The Director Compensation Policy is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the U.S. Domestication, on October 28, 2025 Indivior U.S. filed its Certificate of Incorporation with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 (the “Certificate”). In addition, Indivior U.S. adopted Bylaws, a copy of which is attached hereto as Exhibit 3.2 (the “Bylaws”). A summary of the material terms of the Certificate and the Bylaws of Indivior U.S. is set forth under the heading “Description of Indivior U.S. Capital Stock” under Item 8.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.03. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective January 26, 2026, Indivior U.S. adopted a Global Code of Conduct which applies to all directors, officers, and employees of Indivior U.S., and a Code of Ethics for Senior Financial Officers, each of which are substantially the same as those of Indivior U.K. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Global Code of Conduct and the Code of Ethics for Senior Financial Officers, copies of which are available on its website at www.indivior.com, and each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 26, 2026, Indivior U.S. issued a press release announcing the effectiveness of the Scheme of Arrangement and the completion of the U.S. Domestication. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Description of Indivior U.S. Capital Stock

Indivior U.S. has one class of securities registered under Section 12 of the Exchange Act: its common stock. The following description of Indivior U.S.’s capital stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of the Certificate and Bylaws which are incorporated herein by reference.

General

Indivior U.S.’s authorized capital stock consists of 700,000,000 shares of common stock, par value $0.001 per share, and 70,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Indivior U.S. has one class of authorized common stock. It is registered under Section 12 of the Exchange Act and trades on the Nasdaq Global Select Market under the ticker symbol “INDV.”

Voting Rights

Shares of Indivior U.S. common stock are entitled to one vote per share. Stockholders will not be entitled to cumulative voting for the election of directors. As a result, the holders of a majority of Indivior U.S.’s voting power will be able to elect all of the directors then standing for election.

Dividends

Any dividend or distribution paid or payable to the holders of shares of Indivior U.S. common stock shall be paid pro rata, on an equal priority, pari passu basis.

Liquidation

In the event of Indivior U.S.’s liquidation, dissolution or winding up, Indivior U.S.’s remaining assets legally available for distribution to stockholders shall be distributed ratably on a per share basis to the holders of shares of Indivior common stock. These provisions will also apply in the event of certain mergers, consolidations, business combination or other similar change in control transactions.

No Pre-Emptive or Similar Rights

Holders of shares of Indivior U.S. common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to Indivior U.S. common stock.

Fully Paid and Non-Assessable

All of the outstanding shares of Indivior U.S. common stock are fully paid and non-assessable.

Preferred Stock

The Indivior U.S. Certificate authorizes the board of directors of Indivior U.S. to issue preferred stock in one or more series from time to time and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The Indivior Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Indivior U.S. board of directors. To the extent permitted under applicable law, Indivior U.S. may but is not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Indivior U.S. Certificate and Bylaws and Delaware Law

The DGCL and the Indivior U.S. Certificate and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of Indivior U.S. Indivior U.S. expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Indivior U.S. to first negotiate with Indivior U.S.’s board of directors, which Indivior U.S. believes may result in an improvement of the terms of any such acquisition in favor of Indivior U.S. stockholders. However, they will also give Indivior U.S.’s board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

Indivior U.S. is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Indivior U.S. board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the Indivior U.S. common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Indivior U.S. board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Indivior U.S. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Indivior U.S.

Stockholder Action by Written Consent; Ability of Stockholders to Call Special Stockholder Meetings

Indivior U.S.’s Certificate provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by its stockholders. Indivior U.S.’s Bylaws further provide that special meetings of its stockholders may be called only by a majority of Indivior U.S.’s board of directors, the chairperson of the board of directors, the Chief Executive Officer or stockholders who own at least 20% of the shares outstanding. These provisions might delay the ability of Indivior U.S. stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Indivior U.S.’s Bylaws provide advance notice procedures for stockholders seeking to bring business before Indivior U.S.’s annual meeting of stockholders or to nominate candidates for election as directors at Indivior U.S.’s annual meeting of stockholders. Indivior U.S.’s Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude Indivior stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. Indivior U.S. expects that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Indivior U.S.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Indivior U.S. board of directors is authorized to fix the number of directors which will constitute the whole board. In any uncontested elections of directors, a director nominee for the Indivior U.S. board of directors will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s re-election would be expected to offer to tender their resignation to Indivior U.S. The Nominating and Corporate Governance Committee of the Indivior U.S. board of directors (or any future committee the equivalent thereof) will make a recommendation to the Indivior U.S. board of directors on whether to accept or reject the resignation, or whether other action should be taken. The Indivior U.S. board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors of Indivior U.S. are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. The directors of Indivior U.S. may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding voting stock. Furthermore, any vacancy on the Indivior U.S. board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director, unless Indivior U.S.’s board of directors determines that such directorship or vacancy will be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Indivior U.S. because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Indivior U.S. Certificate provides that, unless Indivior U.S. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action, suit or proceeding brought on Indivior U.S.’s behalf; (ii) any action, suit or proceeding asserting a breach of a duty including fiduciary duty; (iii) any action, suit or proceeding asserting a claim against Indivior U.S. arising pursuant to the DGCL, the Indivior U.S. Certificate or Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the U.S. Certificate and Bylaws; (v) any action asserting a claim against Indivior U.S. that is governed by the internal affairs doctrine; (vi) any action asserting an “internal corporate claim” (as defined the DGCL Section 115); or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery. Although the Indivior U.S. governing documents contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. Notwithstanding the foregoing, federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933 against Indivior U.S. or any of its officers, directors, employees or agents.

Limitations of Liability and Indemnification Matters

The Indivior U.S. Certificate provides that Indivior U.S.’s directors and officers will not be personally liable to Indivior U.S. or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended. The DGCL provides that the certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director’s or officer’s duty of loyalty to Indivior U.S. or its stockholders;

•	a director or officer for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer for any action brought by or in the right of the corporation, including derivative claims.

Indivior U.S.’s Bylaws provide that Indivior U.S. must indemnify its directors and officers to the fullest extent permitted by law. Indivior U.S. is also required to advance certain expenses (including attorneys’ fees) to its directors and officers and is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. In addition, Indivior U.S. has entered into separate indemnification agreements with each of its directors and executive officers. Indivior U.S. believes that these bylaw provisions, insurance and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The limitation of liability and indemnification provisions in Indivior U.S’s Certificate and Bylaws may discourage stockholders from bringing a lawsuit against Indivior U.S. directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Indivior U.S. directors and officers, even though an action, if successful, might benefit Indivior U.S. and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Indivior U.S. pays the costs of settlement and damage.

Stock Exchange Listing

The shares of Indivior U.S. common stock are listed on the Nasdaq Global Select Market under the symbol “INDV”, the same symbol under which the Indivior U.K. ordinary shares were previously listed.

Transfer Agent and Registrar

The transfer agent and registrar for Indivior U.S.’s common stock is Computershare Trust Company, N.A.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1#	Certificate of Incorporation of Indivior Pharmaceuticals, Inc. filed October 28, 2025.

3.2#	Bylaws of Indivior Pharmaceuticals, Inc.

10.1#	Note Purchase Agreement, first made as of November 4, 2024, by and among by and among RBP Global Holdings Limited, Indivior Global Holdings Limited, Piper Sandler Finance LLC, as Administrative Agent and the lenders from time to time party thereto, as amended by that certain First Amendment to Note Purchase Agreement effective January 26, 2026.

10.2#	Form of Indemnification Agreement.

10.3#	Omnibus Amendment to the Indivior 2024 Long-Term Incentive Plan, Indivior Long-Term Incentive Plan, Indivior Group Deferred Bonus Plan 2018 and Indivior U.K. Savings Related Share Option Plan.

10.4#	Amended and Restated Indivior U.K. Savings Related Share Option Plan.

10.5#	Indivior Pharmaceuticals, Inc. Amended and Restated U.S. Employee Stock Purchase Plan.

10.6.1#	Indivior Pharmaceuticals, Inc. 2026 Omnibus Equity Incentive Plan

10.6.2#	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) under the Indivior Pharmaceuticals, Inc. 2026 Omnibus Equity Incentive Plan.

10.6.3#	Form of Restricted Stock Unit Award Agreement under the Indivior Pharmaceuticals, Inc. 2026 Omnibus Equity Incentive Plan.

10.6.4#	Form of Performance Stock Unit Award Agreement under the Indivior Pharmaceuticals, Inc. 2026 Omnibus Equity Incentive Plan.

10.7#	Indivior Pharmaceuticals, Inc. Non-Employee Director Compensation Policy.

19.1#	Indivior Pharmaceuticals, Inc. Insider Trading Policy.

97.1#	Indivior Pharmaceuticals, Inc. Executive Compensation Clawback Policy.

99.1#	Amendment No. 1 to Note Purchase Agreement, dated as of November 4, 2024, by and among by and among RBP Global Holdings Limited, Indivior Global Holdings Limited, Piper Sandler Finance LLC, as Administrative Agent and the lenders from time to time party thereto, effective January 26, 2026.

99.2#	Press Release dated January 26, 2026.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

#	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior Pharmaceuticals, Inc.

Date: January 26, 2026	By:	/s/ Ryan Preblick
	Name:	Ryan Preblick
	Title:	Chief Financial Officer